EXHIBIT 23




                Consent of Independent Auditors



We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Brown Group, Inc. of our report dated
March 4, 1999, included in the 1998 Annual Report to
Shareholders of Brown Group, Inc.

Our audits also included the financial statement schedule of Brown Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements of our report dated March 4, 1999, with respect to the consolidated financial statements and schedule of Brown Group, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended January 30, 1999:

             Registration
 Form          Statement
Number          Number                    Description
--------     -------------   ----------------------------------------------
Form S-8        2-58347      Stock Purchase Plan of 1977, as amended
Form S-8       33-22328      Brown Group, Inc. Stock Option and Restricted
                                Stock Plan of 1987, as amended
Form S-8       33-58751      Stock Option and Restricted Stock Plan of
                                1994, as amended
Form S-8       33-60671      Stock Option and Restricted Stock Plan
                                of 1998
Form S-3       33-21477      Debt Securities




St. Louis, Missouri                     /s/ Ernst & Young LLP
April 21, 1999